UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2009

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On February 19, 2009, Hooker Furniture Corporation (the “Company”) amended its credit agreement with Bank of America, N.A.  The amendment effective as of January 1, 2009:

•
modified the definition of “Cash Flow”  to exclude all non-cash charges.  The effect of the amendment is to exclude all non-cash charges, including the asset impairment described in Item 2.06 below, from the calculation of Cash Flow for purposes of the Company’s Debt Service Coverage Ratio under the credit agreement; and

•	increased the Commitment Fee and the fee for LIBOR Loans and Letters of Credit under the credit agreement.

All other terms of the agreement were unchanged.  This summary of the terms of the amendment to the credit agreement is qualified in its entirety by reference to the text of the amendment attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 2.06.            Material Impairments.

In connection with the preparation of the Company’s financial statements for the fiscal year ended February 1, 2009, management of the Company concluded on February 13, 2009 that a non-cash impairment charge of $4.5 - $5.0 million pretax is required to be recorded for the fiscal 2009 fourth quarter.  Continued weakness in the financial markets and the impact of the current economy on the Company’s business have caused the Company’s market capitalization to fall below its book value, rendering certain intangible assets impaired.  The impairment affects the Company’s Bradington-Young trade name and goodwill related to both the Company’s Bradington-Young and Opus Designs furniture lines. Giving effect to the amendment of the Company’s credit agreement described in Item 1.01 above, the Company will be in compliance with the financial covenants under its credit agreement with Bank of America, N.A.

The Company expects to announce its fourth quarter results on or about April 14, 2009.

Statements made in this report, other than those concerning historical financial information, may be considered forward-looking statements.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: current economic conditions and instability in the financial and credit markets including their potential impact on the Company’s (i) sales and operating costs and access to financing, (ii) customers and suppliers and their ability to obtain financing or generate the cash necessary to conduct their business; general economic or business conditions, both domestically and internationally; price competition in the furniture industry; changes in domestic and international monetary policies and fluctuations in foreign currency exchange rates affecting the price of the Company’s imported products; the cyclical nature of the furniture industry which is particularly sensitive to changes in consumer confidence, the amount of consumers’ income available for discretionary purchases and the availability and terms of consumer credit; risks associated with the cost of imported goods, including fluctuation in the prices of purchased finished goods and transportation and warehousing costs; supply, transportation and distribution disruptions, particularly those affecting imported products; adverse political acts or developments in, or affecting, the international markets from which the Company imports products, including duties or tariffs imposed on products imported by the Company; risks associated with domestic manufacturing operations, including fluctuations in capacity utilization and the prices of key raw materials, transportation and warehousing costs, domestic labor costs and environmental compliance and remediation costs; the Company’s ability to successfully implement its business plan to increase Sam Moore Furniture’s and Opus Design’s sales and improve their financial performance; achieving and managing growth and change, and the risks associated with acquisitions, restructurings, strategic alliances and international operations; risks associated with distribution through retailers, such as non-binding dealership arrangements; capital requirements and costs; competition from non-traditional outlets, such as catalogs, internet and home improvement centers; changes in consumer preferences, including increased demand for lower quality, lower priced furniture due to declines in consumer confidence and/or discretionary income available for furniture purchases and the availability of consumer credit; and higher than expected costs associated with product quality and safety, including regulatory compliance costs related to the sale of consumer products and costs related to defective products. Any forward-looking statement that the Company makes speaks only as of the date of that statement, and the Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise.

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Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Third Amendment to Credit Agreement, dated as of February 19, 2009, between the Company and Bank of America N.A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Edwin L. Ryder
Edwin L. Ryder
EVP – Finance and Administration

Date: February 20, 2009

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Exhibit List

Exhibit                                Description

Exhibit	Description
10.1	Third Amendment to Credit Agreement, dated as of February 19, 2009, between the Company and Bank of America N.A.